UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2014

Global Geophysical Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34709 (Commission File Number)	05-0574281 (IRS Employer Identification No.)

13927 South Gessner Road Missouri City, TX (Address of principal executive offices)		77489 (Zip Code)

Registrant's telephone number, including area code:   (713) 972-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on March 25, 2014, Global Geophysical Services, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization (the “Voluntary Petitions”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the “Court”).

The Company has entered into a Consulting Agreement, dated August 4, 2014 (the “Agreement”) with P. Mathew Verghese, the Company’s Chief Operating Officer.  Effective September 1, 2014, Mr. Verghese will no longer serve as Chief Operating Officer and will no longer be an employee of the Company and, subject to Court approval of the Agreement, Mr. Verghese will provide consulting services to the Company for up to 18 months and will receive $10,000 for each month of service, as well as certain additional amounts for replacement medical coverage and expense reimbursements.  Under the terms of the Agreement, Mr. Verghese will be permitted to pursue other interests, subject to certain non-compete and other provisions.  From and after September 1, 2014, the responsibilities of the Chief Operating Officer will be performed by other members of the executive team, including the Chief Executive Officer.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01   Regulation FD Disclosure.

On August 4, 2014, the Debtors filed their monthly operating report for the month ended June 30, 2014 (the “Monthly Operating Report”) with the Court.  The Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  This current report (including the exhibit hereto or any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 is deemed to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

FINANCIAL AND OPERATING DATA

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company.  The Company cannot predict what the ultimate value of any of its securities may be.  The Monthly Operating Report is limited in scope, does not reflect results of operations, financial or other information for subsidiaries of the Company that are not Debtors, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Office of the United States Trustee of the Southern District of Texas and the Court.  The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by applicable bankruptcy laws and regulations and is subject to future adjustment and reconciliation.  Therefore, the Monthly Operating Report does not contain all information required in filings pursuant to the Exchange Act, or may present such information differently from such requirements.  There can be no assurance that, from the perspective of an investor or potential investor in the Debtors’ securities, the Monthly Operating Report is complete.  The Monthly Operating Report also contains information for periods that are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K and the exhibit hereto may contain forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this current report on Form 8-K and the exhibit hereto. The Company disclaims any obligations to update any forward-looking statements.

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description

10.1	Consulting Agreement, dated as of August 4, 2014, between Global Geophysical Services, Inc. and P. Mathew Verghese.
99.1	Monthly Operating Report for the month ended June 30, 2014, filed with the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Geophysical Services, Inc.
Dated: August 4, 2014	/s/ SEAN M. GORE Sean M. Gore Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement, dated as of August 4, 2014, between Global Geophysical Services, Inc. and P. Mathew Verghese.
99.1	Monthly Operating Report for the month ended June 30, 2014, filed with the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division.